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Exhibit 10.1  Severance compensation agreement for Kirk Dowdell

                        SEVERANCE COMPENSATION AGREEMENT


This Agreement ("Agreement") is made and entered into as of the 4th day of December , 1997 between Western Sierra National Bank ("Bank"), and Kirk Dowdell (hereinafter referred to as "Executive").


                                   WITNESSETH:

WHEREAS, Bank desires to provide Executive with severance compensation in the event there is a change in control of Bank, and Executive desires severance compensation in the event there is a change in control of Bank.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   SEVERANCE PAYMENT

This Agreement shall not be terminated by the voluntary or involuntary dissolution of Bank. Notwithstanding the foregoing, in the event proceedings for liquidation of Bank are commenced by regulatory authorities, this Agreement and all rights and benefits hereunder shall terminate.

In the event of (i) any merger or consolidation where Bank is (A) not the surviving or resulting corporation or (B) the surviving corporation and the shareholders of Western Sierra Bancorp (the "Bancorp") at the time immediately prior to such merger will own less than 50% on a direct or indirect basis of the voting equity interests of the surviving corporation after such merger, (ii) upon transfer of all or substantially all of the assets of Bank, or (iii) a sale of the equity securities of Bancorp representing more than 50% of the aggregate voting power of all outstanding equity securities of the Bancorp to any person or entity, or any group of persons and/or entities acting in concert (any of these events shall be referred to as an "Acquisition"), this Agreement shall continue and be in full force and effect. In the event of an Acquisition, if (i) Executive is not retained by the resulting corporation for the period of time equal to the number of months provided in the table below that corresponds to amount of Employer's total assets as of the month-end immediately prior to the consummation of the Acquisition from the time of consummation of the Acquisition in a position comparable to that of the highest level senior vice president of the resulting corporation or a position accepted by Executive or (ii) the resulting corporation reduces Executive's base salary from Executive's base salary at the time immediately prior to the Acquisition at any time within the period of time equal to the number of months provided in the table below that corresponds to amount of Employer's total assets as of the month-end immediately prior to the consummation of the Acquisition after the time of consummation of the Acquisition, then the resulting corporation shall pay Executive a lump sum amount in cash equal to the product of the number of months provided in the table below that corresponds to amount of Employer's total assets as of the month-end immediately prior to the consummation of the Acquisition times the Executive's monthly base salary at the time immediately prior to the time of consummation of the Acquisition.


         Total Assets of Employer                   Number of
         in Millions of Dollars                       Months
         ----------------------                       ------
              150 or less                               12
              150+ to 200                               16
              200+ to 250                               20
              250 or more                               24


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Such lump sum payment shall be paid within ten (10) days of the date Executive's employment is terminated by the resulting corporation or Executive leaves voluntarily because of (i) a change in Executive's position with the resulting corporation such that Executive is no longer in a position comparable to that of the lightest level senior vice president of the resulting corporation or a position accepted by Executive or (ii) a reduction in Executive's base salary at the closest time prior to the Acquisition. The lump sum payment shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy other than (i) rights under the Executive's salary continuation agreement and (ii) rights, if any, to exercise any of the stock options vested prior to such termination.

2.   TERM OF AGREEMENT

 This Agreement shall be for a term of five ( 5 ) years from the date first above stated ("Termination Date"). Such Termination Date may be amended or extended by written agreement of the parties. This Agreement shall apply to any Acquisition that is (i) consummated prior to the Termination Date provided that Executive is employed by Bank at the date of public announcement of the Acquisition or (ii) consummated at any time within one (1) year after the Termination Date, in the event Executive's employment is terminated without cause by Bank prior to the Termination Date and such termination is within twelve (12) months prior to the date of consummation of an Acquisition that was announced within six (6) months before or after the date of Executive's termination of employment with Bank.

3.   APPLICABLE LAW

This Agreement is made and entered into in the State of California and the laws of the State of California shall govern the validity and interpretation hereof, and the performance of the parties hereto and their respective duties and obligations hereunder, except to the extent that the provisions of federal law are mandatorily applicable.

4.   ENTIRE AGREEMENT

This Agreement contains the entire agreement of the parties and it supersedes any and all other agreements, either oral or in writing, between Executive and Bank. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by Bank and Executive.

IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 WESTERN SIERRA NATIONAL BANK


                                 By:
                                    --------------------------------------------
                                    Joseph A. Surra

                                 EXECUTIVE


                                 -----------------------------------------------
                                 Kirk Dowdell

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